UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2005

PRESTIGE BRANDS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-32433	20-1297589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 North Broadway
Irvington, New York 10533
(Address of Principal executive offices, including Zip Code)

(914) 524-6810
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On July 22, 2005, Prestige Brands Holdings, Inc. (the “Company”) and The Spic and Span Company, a subsidiary of the Company, entered into an Asset Sale and Purchase Agreement (the “Purchase Agreement”) with Reckett Benckiser Inc. and Reckett Benckiser (Canada) Inc. to purchase the assets comprising the Chore Boy® line of metal cleaning pads, scrubbing sponges and non-metal soap pads for approximately $22.25 million in cash.  The Company expects the acquisition to be completed during its third quarter.  The completion of the acquisition is subject to certain closing conditions and other requirements set forth in the Purchase Agreement.  A copy of the Purchase Agreement is attached as Exhibit 2.1 to this Form 8-K.

Item 2.02  Results of Operations and Financial Condition.

On July 27, 2005, the Company issued a press release announcing financial results for the fiscal quarter ended June 30, 2005.  A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

The information under Item 2.02, including Exhibit 99.1, in this Form 8-K is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.  The information under Item 2.02, including Exhibit 99.1, in the Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, except as shall otherwise be expressly set forth by specific reference in such filing.

Item 9.01  Financial Statement and Exhibits.

(c)	Exhibits

2.1	Asset Sale and Purchase Agreement, dated July 22, 2005, by and among Reckitt Benckiser Inc., Reckett Benckiser (Canada) Inc., Prestige Brands Holdings, Inc. and The Spic and Span Company.

99.1	Press Release dated July 27, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESTIGE BRANDS HOLDINGS, INC.

/s/ Peter J. Anderson
Date: July 27, 2005	Name:	Peter J. Anderson
	Title:	Chief Financial Officer